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                                                                   EXHIBIT 10.10

                                 PROMISSORY NOTE
                             MODIFICATION AGREEMENT

     This Promissory Note Modification Agreement (the "Agreement") is made effective as of June 25, 2002 ("Effective Date") by and between Kenneth L. Agee ("Maker") and Syntroleum Corporation, a Delaware Corporation ("Lender").

     WHEREAS, on June 25, 2001, Lender made certain loans to Maker in the original amount of $1,100,000 and Maker executed and delivered a Secured Promissory Note dated June 25, 2001 to Lender (the "Promissory Note");

     WHEREAS, the original due date of the Promissory Note was June 25, 2002;
and

     WHEREAS, the Promissory Note was secured by a security interest and pledge of shares of the Common Stock of the Lender owned by the Maker pursuant to the terms of a Security and Stock Pledge Agreement dated June 25, 2001 between Lender and Maker ("Pledge Agreement"); and

     WHEREAS, Lender has made an additional advances to Maker in the amount of $341,096.33; and

     WHEREAS, Maker and Lender desire, through this Agreement, to extend the Promissory Note and to amend certain terms and provisions of the Promissory Note as set forth below.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, Maker and Lender, for themselves, their heirs, personal representatives, successors and assigns, hereby agree as follows:

     1. Revisions to Note. Maker and Lender agree that the Promissory Note is hereby modified in the following respects:

          a. commencing on the Effective Date, the interest rate under the Promissory note is hereby modified to 3.75% per annum.

          b. the due date of the Promissory Note is hereby modified such that the principal and accrued interest will be due and payable on June 25, 2003.

          c. the principal amount of the Promissory Note is hereby modified to the sum of $1,460,000.

          d. In order to reflect the foregoing changes, the first paragraph and

          e. the second paragraph of the Promissory Note are hereby modified to read as follows:

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     FOR VALUE RECEIVED, the undersigned, KENNETH L. AGEE ("Maker"), promises to pay SYNTROLEUM CORPORATION, a Delaware corporation ("Lender"), at Suite 1100, 1350 South Boulder, Tulsa, Oklahoma 74119, or such other address as Lender may designate, in lawful money of the United States of America in same day funds, the lesser of (i) U.S. $1,460,000 or (ii) the then outstanding principal amount of each loan (the "Loan" or "Loans") made by the Lender from time to time to the Maker hereunder. Principal and accrued interest will be due and payable on June 25, 2003. Maker may prepay this Note, in part or in full, at any time without penalty as to interest or principal.

     Each Loan shall bear interest payable at maturity at a rate of 3.75 % per annum for each day principal is outstanding under this Note. Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for actual days elapsed (including the first day but excluding the last day).

     2. Revisions to the Pledge Agreement. The Pledge Agreement is hereby modified to reflect the foregoing changes to the Promissory Note and is otherwise ratified, affirmed and approved.

     3. No further changes. Except as expressly amended by this Agreement, the Promissory Note and Pledge Agreement are in all respects ratified and confirmed and all the terms, provisions, conditions, covenants, warranties and agreements set forth and contained therein shall be and remain in full force and effect and the lien and priority of the Pledge Agreement is hereby ratified and confirmed to the full extent of the indebtedness evidenced by the Promissory Note, as herein modified.

     In Witness Whereof, the parties have duly executed and delivered this Agreement as of the effective date.


                                               ---------------------------------
                                               Kenneth L. Agee

                                               Syntroleum Corporation

                                               By
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